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EXHIBIT 99.3

INDEPENDENT AUDITORS' REPORT FROM GRANT THORNTON LLP

Board of Directors and Stockholders
Beverly Bancorporation, Inc.

We have audited the consolidated statements of income, changes in stockholders' equity and cash flows (not presented separately herein) of Beverly Bancorporation, Inc. and Subsidiaries for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts used and significant disclosures in the financial statements. An audit also includes assessing accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Beverly Bancorporation, Inc. and Subsidiaries for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/GRANT THORNTON LLP


Chicago, Illinois
January 23, 1998 (except for note 18
  as to which the date is March 15, 1998)